FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, RESIGNATION OF EXISTING LENDERS’ AGENT, AND APPOINTMENT OF SUCCESSOR LENDERS’ AGENT

             This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, RESIGNATION OF EXISTING LENDERS’ AGENT, AND APPOINTMENT OF SUCCESSOR LENDERS’ AGENT (this “Amendment”), dated as of April 13, 2001, is entered into by and among the financial institutions party hereto (the “Lenders”), BANK OF AMERICA, N.A. (individually and as resigning Lenders’ Agent, “Bank of America”), GENERAL ELECTRIC CAPITAL CORPORATION (individually and as successor Lenders’ Agent, “GECC”), OPTION CARE, INC., a Delaware corporation, (individually (“Option Care”) and as the Borrowers’ Agent (the “Borrowers’ Agent”)), and Option Care and each of Option Care’s Subsidiaries party hereto (collectively, the “Borrowers”).

Background Statement

             A.         The Borrowers, the Borrowers’ Agent, the Lenders, and Bank of America, as the Lenders’ Agent, are parties to that certain Amended and Restated Loan and Security Agreement dated as of June 30, 2000 (as amended or otherwise modified to date, the “Loan Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Loan Agreement).

             B.         Bank of America desires to resign from its position as the Lenders’ Agent under the Loan Agreement and the other Loan Documents.

             C.         The Lenders, with the consent of the Borrowers and the Borrowers’ Agent, desire to appoint GECC as successor to Bank of America as the Lenders’ Agent under the Loan Agreement and other Loan Documents.

             D.         The parties to the Loan Agreement desire to amend the Loan Agreement in certain respects as set forth in this Amendment.

Agreement

             NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

             1.          Resignation and Appointment of Lenders’ Agent.

             (a)         Resignation of Bank of America.  Bank of America hereby resigns as existing Lenders’ Agent under the Loan Agreement and the other Loan Documents, effective upon the Effective Date (as defined in Section 4).  The Lenders and each Option Care Person hereby consents to such resignation and waives any right to prior notice thereof.

             (b)        Appointment of GECC.  The Lenders hereby appoint GECC as successor Lenders’ Agent under the Loan Agreement and the other Loan Documents, effective upon the Effective Date.  Each Option Care Person hereby consents to the appointment of GECC as the Lenders’ Agent and waives any right to prior notice thereof.  Effective automatically upon the Effective Date, as provided in Section 16.17 of the Loan Agreement, (i) GECC shall have all the rights, powers and duties of the Lenders’ Agent as expressly provided for in the Loan Agreement and Loan Documents, and the term “Lenders’ Agent” shall mean GECC, (ii) Bank of America hereby assigns to GECC, as the successor Lenders’ Agent, the security interests, pledges and liens granted by Borrowers in favor of Bank of America as the prior Lenders’ Agent and all of its rights as the Lenders’ Agent under the Loan Agreement and other Loan Documents (subject to Section 1.(e) hereof), and (iii) Bank of America’s appointment, powers and duties as the Lenders’ Agent shall be terminated.

             (c)         Further Assurances.  Bank of America and each Option Care Person agrees to execute and deliver all documents and agreements and to take all actions reasonably requested by GECC which may be necessary or desirable to accomplish the purposes of this Amendment and to ensure that the security interests, pledges and assignments granted by the Borrowers to the Lenders’ Agent shall inure to the benefit of GECC as the successor Lenders’ Agent on behalf of itself and the Lenders and shall continue to constitute legally valid and duly perfected security interests, pledges and assignments in favor of GECC, including, without limitation, the execution and delivery of UCC financing statements, amendments and assignments reflecting the appointment of GECC as the Lenders’ Agent and the assignment (subject to Section 1(e) hereof) of all of Bank of America’s rights as the prior Lenders’ Agent to GECC; provided, however, that this Section 1(c) shall not obligate any Option Care Person to establish accounts or lockboxes with any financial institution, or to enter into any agreement with the Lenders' Agent and the financial institution where any such account or lockbox may be located with respect thereto.

             (d)        Limitation of Liability.  In no event shall GECC be liable to any Option Care Person, any Lender, or any other Person under any Loan Document or any transaction arising thereunder or for any action or omission on the part of Bank of America or any other occurrence prior to the Effective Date.  The provisions of this Section 1(d) are not intended to and shall in no way diminish any limitation of liability contained in any Loan Document.

             (e)         Reservation of Rights.  Notwithstanding any other provision of this Amendment, Bank of America shall not relinquish its rights to indemnification under Sections 2.4, 4.4, 6.1, 7.13 and 15.11, and Section 16.1 through 16.17, of the Loan Agreement or any other provision of any Loan Document providing for indemnification of Bank of America, in its individual capacity and in its capacity as the Lenders’ Agent, to the extent such rights relate to the time prior to the Effective Date.

             2.          Amendment of Loan Agreement.  Effective upon the Effective Date, the Loan Agreement is amended as follows:

             (a)         Section 1.1 of the Loan Agreement is amended by replacing the definitions of “Bank”, “Federal Funds Rate”, “LIBOR”, and “Reference Rate” with the following respective definitions:

“Bank” means General Electric Capital Corporation, or any successor entity thereto.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Lenders’ Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“LIBOR” means the rate per annum determined by the Lenders’ Agent equal to the offered rate for deposits in United States Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used).  If such interest rates shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Lenders’ Agent and the Borrowers.

“Reference Rate” means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.  Each change in any Interest Rate provided for in this Agreement based upon the Reference Rate shall take effect at the time of such change in the Reference Rate.

             (b)        Section 15.20(d) of the Loan Agreement is amended by replacing the first two rows of the chart therein with the following:

If to the Lenders’ Agent or to the Bank or to General Electric Capital Corporation, as Lender:	General Electric Capital Corporation 2325 Lakeview Parkway Suite 700 Alpharetta, Georgia 30004-1976 Attention: Account Manager - Option Care, Inc. Facsimile: 678-624-7904

with a copy to:	Kilpatrick Stockton LLP 1100 Peachtree Street N.E. Suite 2800 Atlanta, Georgia 30309-4530 Attention: Colvin T. Leonard, Esq.

             (c)         Section 15.20(d) of the Loan Agreement is amended by inserting, immediately after the phrase “each Option Care Person”, the phrase “(other than Option Care)”.

             (d)        Exhibits A, B, C,and D to the Loan Agreement are replaced with Exhibits A, B, C, and D attached to this Amendment, respectively.

             3.          Representations and Warranties.

             (a)         In order to induce GECC and Lenders to enter into this Amendment, each Option Care Person jointly and severally represents and warrants to GECC and the Lenders that as of the date of this Amendment (which representations and warranties shall survive the execution of this Amendment):

(i)	this Amendment has been duly authorized, executed and delivered by each Borrower and the Borrowers’ Agent;

(ii)	no Default or Event of Default has occurred and is continuing;

(iii)	no Material Adverse Effect has occurred since December 31, 2000;

(iv)	the Perfection Certificates dated as of April 13, 2001, executed by each Borrower are true and correct in all respects as of the date of such Perfection Certificates and as of the Effective Date;

(v)	all of the representations and warranties made by any Option Care Person in any Loan Document are true and correct on and as of the date of this Amendment and after giving effect to this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date or have changed based upon events expressly permitted by the Loan Agreement).

(vi)	no Subsidiary of Option Care or any other Person has become an additional Borrower under the Loan Agreement since June 30, 2000; and

(vii)	except for this Amendment and except as shown on Schedule 2 hereto, there have been no amendments, waivers, or other modifications of any Loan Documents.

             (b)        In order to induce GECC to enter into this Amendment, Bank of America represents and warrants to GECC that as of the date of this Amendment (which representations and warranties shall survive the execution of this Amendment):

(i)	to the best of Bank of America’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of this Amendment;

(ii)	Schedule 1 hereto contains a complete and accurate list of Loan Documents;

(iii)	no Subsidiary of Option Care or any other Person has become an additional Borrower under the Loan Agreement since June 30, 2000; and

(iv)	except for this Amendment and except as shown on Schedule 2, there have been no amendments, waivers, or other modifications of any Loan Documents.

             4.          Conditions to Effectiveness; Post-Closing Conditions.

             (a)         The “Effective Date” shall be the later of (x) the date first written above, and (y) the date upon which all of the conditions set forth in this Section 4 are satisfied.  This Amendment shall be of no force or effect unless and until GECC has received each of the following documents, each in form and substance acceptable to GECC:

(i)	this Amendment, duly executed and delivered by Bank of America, each Borrower, the Borrowers’ Agent, and each Lender;

(ii)	fully executed originals of the Loan Agreement, Pledge Agreements, and Trademark Security Agreements, and, to the extent that originals are not available, copies of all other Loan Documents (in each case with all exhibits and schedules attached);

(iii)	an Assignment and Acceptance, duly executed and delivered by Bank of America, as former Lender, and GECC, as successor Lender, and consented to by each Option Care Person;

(iv)	a Revolving Note in the principal amount of $15,625,000, duly executed and delivered by the Borrowers in favor of GECC, as Lender;

(v)	a Term Loan Note in the principal amount of $9,375,000, duly executed and delivered by the Borrowers in favor of GECC, as Lender;

(vi)	the Lenders’ Agent shall have terminated the Amended and Restated Lockbox/Blocked Account Agreement with The Northern Trust Company;

(vii)	an assignment of each Trademark Security Agreement, duly executed and delivered by Bank of America and consented to by the applicable grantor thereunder;

(viii)	an Additional Borrower Agreement, duly executed and delivered by Excel Healthcare, L.L.C., together with Annex A thereto and such other documents as may be required under Section 15.19 of the Loan Agreement;

(ix)	Perfection Certificates executed by each Borrower, dated as of April 13, 2001;

(x)	UCC-3 termination statements described on Schedule 3 hereto, duly executed by the applicable secured party;

(xi)	UCC-1 financing statements described on Schedule 4 hereto, duly executed by the applicable Borrower as debtor and naming the GECC as secured party, as agent;

(xii)	an assignment of each UCC-1 financing statement filed in connection with the Loan Documents, including without limitation the assignments described on Schedule 4; and

(xiii)	original stock certificates representing all of the shares of stock pledged under the Pledge Agreements together with undated, signed stock powers.

             5.          Ratification.  Each Option Care Person hereby ratifies and reaffirms all of its obligations under the Loan Agreement (as amended hereby) and all other Loan Documents to which such Person is a party.

             6.          Waiver by the Option Care Persons.  Each Option Care Person hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Lenders, GECC, and Bank of America arising on or prior to the date of this Amendment in connection with any of the Loan Documents or the transactions contemplated thereunder.

             7.          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

             8.          Counterparts.  This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

             9.          No Other Amendments.  Except for the assignments and the resignation and appointment of Lenders’ Agent set forth in Section 1 above, and the amendments expressly set forth in Section 2 above, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Lenders’ Agent’s and the Lenders’ security interests in, security titles to or other Liens on any Collateral.

[Remainder of page intentionally left blank]

             IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

BANK OF AMERICA, N.A., individually and as resigning Lenders’ Agent

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, individually, as successor Lenders’ Agent, and as a Lender

By:
Brian Beckwith
Duly Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

OPTION CARE, INC., a Delaware corporation, as a Borrower and as the Borrowers’ Agent

By:
Rajat Rai
President

By:
Carla M. Pondel
Chief Financial Officer

[Signatures continued on next page]

Borrowers:

EXCEL HEALTHCARE, L.L.C.
HOME CARE OF COLUMBIA, INC.
MANAGEMENT BY INFORMATION, INC.
NORTH COUNTY HOME I.V., INC.
OPTION CARE ENTERPRISES, INC., a Delaware corporation
OPTION CARE ENTERPRISES, INC., a Pennsylvania corporation
OPTION CARE HOME HEALTH, L.L.C.
OPTION CARE HOME HEALTH OF CALIFORNIA, INC.
OPTION CARE HOSPICE, INC.
OPTION CARE, INC., a California corporation
OPTION CARE OF DENVER, INC.
OPTION CARE OF OKLAHOMA, INC.
OPTION HOME HEALTH, INC.
OPTIONLINK, INC.
OPTIONMED, INC.
REHAB OPTIONS, INC.

By:
Rajat Rai
President each of the above-named Borrowers

By:
Carla M. Pondel
Chief Financial Officer each of the above-named Borrowers

EXHIBIT A

FORM OF ACCOUNT DEBTOR NOTICE

[Letterhead of Borrower]

_____________, 20__

CERTIFIED MAIL;
RETURN RECEIPT REQUESTED

[Name and address of Account Debtor]

To Whom It May Concern:

We are pleased to announce that we have entered into a revolving loan agreement with General Electric Capital Corporation, the other lenders party thereto from time to time, and General Electric Capital Corporation, as agent for those lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).  In connection with that agreement, we have granted a continuing security interest to the Agent in our existing and future  receivables and other amounts which you may owe us from time to time.

Such security interest will continue in effect until such time as the Agent otherwise notifies you in writing.  We hereby revoke any notice we may have given you previously with regard to any security interest granted (or transfer made) by us to any person or entity other than the Agent.

If you have any questions about this notice or anything else, please contact the undersigned.

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT B

FORM OF ADDITIONAL BORROWER AGREEMENT

General Electric Capital Corporation
2325 Lakeview Parkway
Suite 700
Alpharetta, Georgia 30004-1976
Attention: Account Manager - Option Care, Inc.

LaSalle National Bank
135 South LaSalle Street, Suite 215
Chicago, Illinois 60603

Attention: Dana Friedman

Re:	Amended and Restated Loan and Security Agreement dated as of June 30, 2000 (as amended, amended and restated or otherwise modified from time to time, the “Loan and Security Agreement”) among the Lenders from time to time party thereto, General Electric Capital Corporation, as the Lenders’ Agent, Option Care, Inc., individually and as the Borrowers’ Agent, and Option Care, Inc. and the Subsidiaries of Option Care, Inc. from time to time party thereto, as the Borrowers

Ladies and Gentlemen:

This Additional Borrower Agreement is dated as of [_______________] and is made and delivered pursuant to Section 15.19 of the Loan and Security Agreement, and reference is made thereto for full particulars of the matters described herein.  All capitalized terms defined in the Loan and Security Agreement and used in this Additional Borrower Agreement without definition shall have the meanings assigned to them in the Loan and Security Agreement.

Each of                               (the “Additional Borrower”) and the Borrowers’ Agent hereby confirms, represents and warrants to the Lenders and the Lenders’ Agent that the Additional Borrower is a wholly-owned Subsidiary of Option Care or a wholly-owned Subsidiary of one of the Subsidiaries of Option Care.

The parties hereto hereby agree that from and after the effective date specified in the Additional Borrower Consent Notice relating to the Additional Borrower, the Additional Borrower shall be a “Borrower” party to the Loan and Security Agreement and, without limiting the foregoing, shall have all of the rights, obligations, duties and liabilities of a Borrower thereunder.  The Additional Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Loan and Security Agreement; provided, however, that the Schedules to the Loan and Security Agreement are hereby supplemented with the information set forth in Annex A attached hereto.  [Annex A should be attached to the executed Additional Borrower Agreement]  Without limiting the generality of the foregoing, and without limiting Section 7.1 of the Loan and Security Agreement: as security for the payment and performance of all of the Obligations, the Additional Borrower hereby grants to the Lenders’ Agent a continuing security interest in, lien on, and assignment of all of the Additional Borrower’s right, title and interest in, to and  under (but none of the Additional Borrower’s obligations under) the Collateral, in each case wherever located and whether now existing or hereafter arising or acquired.

This Additional Borrower Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Additional Borrower Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NAME OF ADDITIONAL BORROWER]

By:
Name:
Title:

OPTION CARE, INC.,
as the Borrowers’ Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

ADDITIONAL BORROWER CONSENT NOTICE

[Date]

Option Care, Inc.
100 Corporate North
Suite 212
Bannockburn, Illinois 60015
Attention: Chief Financial Officer

Re:	Additional Borrower Agreement dated [__________________] (the “Additional Borrower Agreement”) between [name of Additional Borrower] (the “Additional Borrower”) and Option Care, Inc., as the Borrowers’ Agent

Ladies and Gentlemen:

We have received the Additional Borrower Agreement and the other related items contemplated by Section 15.19 of the Loan and Security Agreement referred to therein.  Please be advised that we consent to the Additional Borrower becoming a Borrower party to, and agree that the Additional Borrower shall become a Borrower party to, such Loan and Security Agreement, effective as of [_______________].

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

EXHIBIT D

COMMITMENTS

Name of Lender	Amount of Commitment

General Electric Capital Corporation	$25,000,000

LaSalle Bank National Association	$15,000,000

Schedule 1

List of Loan Documents

1.	Amended and Restated Loan and Security Agreement
2.	Amended and Restated Pledge Agreement executed by Option Care, Inc.
3.	Amended and Restated Pledge Agreement executed by Option Care Enterprises, Inc.
4.	Amended and Restated Pledge Agreement executed by Rehab Options, Inc.
5.	Amended and Restated Trademark Security Agreement executed by Cordesys Healthcare Management, Inc. (n/k/a OptionLink, Inc.)
6.	Amended and Restated Trademark Security Agreement executed by Option Care, Inc., a California corporation
7.	Amended and Restated Trademark Security Agreement executed by Management by Information, Inc.
8.	Revolving Credit Notes
9.	Term Loan Notes
10.	Amended and Restated Lockbox/Blocked Account Agreement

Schedule 2

Amendments, Waivers, and Other Modifications

1.       Consent Letter dated September 29, 2000, regarding acquisition of assets of franchised business in Hemet, California, from Peluso Investments, Inc.

2.       Two Waiver and Consent Letters, each dated December 27, 2000 regarding (i) failure to maintain Fixed Charge Coverage Ratio and (ii) acquisition of assets of franchised business in Rockwall, Texas, from Rockwall Drug, Inc.

3.       Consent Letter dated January 15, 2001 regarding acquisition of (i) assets of franchised business of Columbus, Ohio, (ii) Medicare certified home health agency in Fairborn, Ohio, and (iii) network management company on Columbus, Ohio.

4.       Consent Letter dated February 6, 2001 regarding acquisition of Medicare certified home health agency in Thousand Oaks, California.

5.       Verbal consent dated August 8, 2000 regarding acquisition of assets of franchised business in Sterling, Virginia (Excel Healthcare, L.L.C.).

6.       Consent Letter dated April 9, 2001 regarding acquisition of assets of businesses in St. Louis, Missouri, and Tampa, Florida.

Schedule 3

UCC-3 Termination Statements

[See attached]

Schedule 4

UCC Financing Statements

Entity	Filing Jurisdictions	Assign Existing UCC-1	File New UCC-1

Option Care, Inc. [Delaware]	Illinois	✓

Option Care Enterprises, Inc. [Delaware]	Arizona	✓
	California	✓
	Colorado	✓
	Florida	✓
	Illinois	✓
	Michigan	✓
	Missouri		✓
	Missouri, Boone County		✓
	Missouri, Cole County		✓
	Nebraska		✓
	Ohio	✓
	Ohio, Hamilton County		✓
	Oklahoma		✓
	Oregon	✓
	Pennsylvania	✓
	Pennsylvania, Montgomery County		✓
	Texas	✓
	Washington	✓

Excel Healthcare, L.L.C.	Virginia		✓
	Virginia, Louden County		✓

Option Care Enterprises, Inc. [Pennsylvania]	Pennsylvania		✓
	Pennsylvania, Montgomery County		✓
	Illinois	✓

Home Care of Columbia, Inc.	Illinois	✓
	Missouri		✓
	Missouri, Boone County		✓

Management By Information, Inc.	Arkansas	✓
	Illinois	✓
	Delaware		✓

North County Home I.V., Inc.	Illinois	✓
	California	✓

Option Care Home Health of California, Inc.	Illinois	✓
	California	✓
	Delaware		✓

Option Care Home Health, L.L.C.	Illinois	✓
	Washington	✓

Option Care Hospice, Inc.	Illinois	✓
	Missouri	✓

Option Care, Inc. [California]	California		✓
	Illinois	✓

Option Care of Denver, Inc.	Colorado	✓
	Delaware		✓
	Illinois	✓

Option Care of Oklahoma, Inc.	Delaware		✓
	Illinois	✓
	Oklahoma		✓

Option Home Health, Inc.	Illinois	✓
	Ohio	✓
	Ohio, Hamilton County		✓

OptionLink, Inc.	Delaware		✓
	Illinois		✓

OptionMed, Inc.	Delaware		✓
	Illinois	✓

Rehab Options, Inc.	Missouri	✓
	Illinois	✓

Option Med, Inc.	Illinois	✓